Exhibit 99.1

NEWS RELEASE

Media Contact: Kristen Durocher,  kdurocher@magellanhealth.com, (860) 507-1983

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Announces Full Year 2018 Guidance

 Scottsdale, Ariz. – December 1, 2017 – Magellan Health, Inc. (NASDAQ: MGLN) announced today its full year 2018 guidance parameters.

$ Millions, except per share results	2018 Guidance
	Low	High
Net revenue	$7,500.0	$7,800.0
Income before income taxes	215.0	255.0
Net income	114.0	138.0
Segment profit (1)	414.0	436.0
Adjusted net income (1)	143.0	163.0

Per share results:
Earnings per share (2)	4.52	5.48
Adjusted earnings per share (1)(2)	5.68	6.47

(1)	Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.
(2)	2018 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business Monday, November 27th, but excludes the impact of any potential future activity.

The Company expects net revenue in the range of $7.5 to $7.8 billion, representing growth of approximately 32 percent compared to the midpoint of the 2017 guidance range, which includes the Senior Whole Health acquisition that closed on October 31, 2017.  Net income is expected to be in the range of $114 to $138 million, which equates to a diluted earnings per share range of $4.52 to $5.48. Adjusted net income is expected to be in the range of $143 to $163 million, which equates to an adjusted EPS range of $5.68 to $6.47.

“Magellan has successfully repositioned itself for long-term sustained growth with its two platforms – healthcare and pharmacy management,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “Through strategic execution, we have extended well beyond our behavioral health legacy business to focus on delivering solutions to employers, managed care organizations and government that address the highest cost, fastest growing areas of healthcare spend.”

Segment profit for the full year 2018 is expected to be in the range of $414 to $436 million, representing growth of approximately 30 percent compared to the midpoint of the 2017 guidance range, which included $9 million of favorable out of period items.  The year-over-year growth primarily reflects the following favorable drivers:

•	The impact of projected new business effective in 2018 of approximately $450 to $500 million in revenue, of which approximately half has been sold to date;
•	The annualization of new business revenue sold and implemented during calendar year 2017 of approximately $450 million;
•	Same store growth within existing contracts;
•	The absence of Virginia start-up costs in 2018;
•	The favorable year-over-year impact of our commercial healthcare initiatives;
•	The favorable impact of our 2018 pricing and formulary changes in our Part D Plan;
•	The full year impact of the Senior Whole Health acquisition; and
•	The segment profit impact from reinstatement of Health Insurer Fees in 2018.

These favorable items are expected to be partially offset by:

•	Contract terminations with year-over-year revenue impact of approximately $90 million;
•	The full year impact of the rate reductions in Magellan Complete Care of Florida.

“I am pleased with our 2018 guidance for revenue and segment profit growth,” said Jonathan N. Rubin, chief financial officer of Magellan Health.  “We are focused on continuing our strong execution of our strategy and operating plan.”

The Company is affirming its 2017 full year guidance as detailed in its third quarter 2017 earnings release dated November 1, 2017. Fourth quarter and full year 2017 earnings will be reported on February 27, 2018 at 6:30 a.m., with a conference call following the earnings release.

Guidance Conference Call

Management will discuss the Company’s full year 2018 guidance parameters on Friday, December 1, 2017 at 8:30 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through January 1, 2018. This replay may be accessed by dialing 1-866-458-4760 (domestic) or 1-203-369-1317 (international). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health

Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding affirmation of 2017 guidance, 2018 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2017. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

(In millions, except per share amounts)

	Low	High
Net revenue	$7,500.0	$7,800.0
Income before income taxes	215.0	255.0
Net income	114.0	138.0
Segment profit (1)	414.0	436.0
Adjusted net income (1)	143.0	163.0

Per share results:
Earnings per share (2)	4.52	5.48
Adjusted earnings per share (1)(2)	5.68	6.47

(1)	Refer to the Reconciliation of GAAP to Non-GAAP measures table.
(2)	Based on average fully diluted shares of 25.2 million.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	Low	High

Net income attributable to Magellan	$114.0	$138.0
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	1.0	1.0
Changes in fair value of contingent consideration	-	-
Amortization of acquired intangibles	46.0	40.0
Tax impact	(18.0)	(16.0)
Adjusted net income	$143.0	$163.0

Net income per common share attributable to Magellan —Diluted	$4.52	$5.48
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.04	0.04
Changes in fair value of contingent consideration	-	-
Amortization of acquired intangibles	1.83	1.59
Tax impact	(0.71)	(0.64)
Adjusted earnings per share	$5.68	$6.47

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$215.0	$255.0
Stock compensation expense	34.0	30.0
Changes in fair value of contingent consideration	-	-
Depreciation and amortization	132.0	122.0
Interest expense	37.0	33.0
Interest income	(4.0)	(4.0)
Segment profit	$414.0	$436.0

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